Exhibit 10.17

English Translation

THIRD AMENDMENT TO JOINT VENTURE CONTRACT

THIS THIRD AMENDMENT TO JOINT VENTURE CONTRACT (the “Amendment No.3”) is entered into by and between the following Parties in Shanghai Municipality, China as of June 19, 2012:

19.                               Shanghai Traditional Chinese Medicine Co., Ltd., a corporate legal person registered in the Shanghai Municipality, China, with its registered address at 239 Hankou Road, Shanghai Municipality, China (“Party A”); and

20.                               Shanghai Hutchison Chinese Medicine (HK) Investment Limited, a limited company registered in Hong Kong, with its registered address at 22nd Floor, Hutchison House, 10 Harcourt Road, Central, Hong Kong (“Party B”).

WHEREAS,

21.                               Party A and Hutchison Chinese Medicine (Shanghai) Investment Limited  (the “Original Party B”) entered into the Joint Venture Contract (the “JV Contract”) dated January 1, 2001 relating to the formation of Shanghai Hutchison Pharmaceuticals Limited (the “JVC”);

22.                               The JVC obtained the Approval Certificate of Foreign-invested Enterprise on March 19, 2001 and the Business Licence for Corporate Legal Person on April 30, 2001;

23.                               Party A and the Original Party B entered into the First Amendment to Joint Venture Contract on July 12, 2001 (the Amendment No.1) ;

24.                               Party A and Party B entered into the Second Amendment to Joint Venture Contract on November 5, 2007 ( together with the JV Contract and the Amendment No.1  hereinafter collectively referred to as the “Original Contract”); and

25.                               Party A and Party B desire to amend the Original Contract to reflect the following: a) Party A has changed its legal representative, and b) the Company Law of the People’s Republic of China requires equity joint venture enterprises set up Supervisors.

NOW THEREFOR, the Parties agree to the following terms and conditions:

26.                               The Parties agree that the first page of the Original Contract is hereby amended to read as follows:

THIS EQUITY JOINT CONTRACT (“Contract”) is jointly signed in Shanghai Municipality, People’s Republic of China on this sixth day of January 2001 by and between Shanghai Traditional Chinese Medicine Co., Ltd. and Hutchison Chinese Medicine (Shanghai) Investment Limited, amended for the first time on the 12th day of July 2001 by and between Shanghai Traditional Chinese Medicine Co., Ltd. and Hutchison Chinese Medicine (Shanghai) Investment Limited, amended for the second time on November 5, 2007 by and between Shanghai Traditional Chinese Medicine Co.,

Ltd. and Shanghai Hutchison Chinese Medicine (HK) Investment Limited, and amended for the third time on June 19, 2012.

The Parties of this Contract are:

Party A:                                                   Shanghai Traditional Chinese Medicine Co., Ltd., a corporate legal person established and existing pursuant to the laws of the PRC and registered with the Shanghai Municipal Administration for Industry and Commerce, China, with its legal address at 239 Hankou Road, Shanghai Municipality, China the authorized legal representative for this Contract:

Name: Mr. Li Yongzhong

Title: Chairman

Nationality: Chinese

Party B:                                                   Shanghai Hutchison Chinese Medicine (HK) Investment Limited, a limited liability company established and existing pursuant to the laws of Hong Kong, with its legal address at 22nd Floor, Hutchison House, 10 Harcourt Road, Central, Hong Kong

the authorized legal representative for this Contract:

Name: Mr. Simon To Chi Keung

Title: Board Director

Nationality: British

27.                               The Parties agree to add Chapter 8A Supervisors to the Original Contract after Chapter 8 Board of Directors as follows:

Chapter 8A Supervisors

8A.01               The JVC shall have two Supervisors, and each Party shall appoint one Supervisor.  The Supervisors shall perform their duties and exercise their powers independently. The Supervisors shall have a term of three (3) years. Upon the expiration of term of a Supervisor, if the Party who appointed such Supervisor fails to send a notice to the JVC requiring the removal of the Supervisor, the Supervisor shall be deemed to have been reappointed by such Party. Both Parties may decide to replace or remove the Supervisor appointed by such Party at any time

8A.02               The Supervisors shall perform the following duties:

i.                                          to examine the JVC’s financial affairs;

ii.                                       to monitor the acts of the Directors and senior personnel when carrying out their duties in relation to the JVC, and to make proposals to remove from their positions any Directors or any senior personnel who violates any law, administrative regulation or the Articles of Association of the JVC;

iii.                                    to require the Directors or senior personnel to rectify their conduct when any of their actions damage the interests of the JVC;

iv.                                   to propose to convene interim Board meetings;

v.                                      to put forward proposals at Board meetings;

vi.                                   to bring lawsuits against Directors or senior personnel in accordance with Section 152 of the Company Law; and

vii.                                other functions and duties that should be performed by the Supervisors.

8A.03               Any of the Supervisors may investigate into abnormalities that he/she finds in the JVC’s operation, and may engage advisers such as an accounting firm to assist with the investigation as and when needed, the cost of which shall be assumed by the JVC.

8A.04               The JVC shall be responsible for all expenses necessary for such Supervisor to exercise his/her functions and duties.

28.                               The terms and conditions of the Original Contract, not amended by this Amendment No.3, shall remain in full force and effect. This Amendment No.3 is the integral part of the Original Contract.

29.                               The validity, interpretation, performance and settlement of disputes relating to this Amendment No.3 shall be governed by the laws of the People’s Republic of China.

30.                               The Amendment No.3 shall come into effect upon signature by the duly authorized representatives of the Parties. The Parties may enter into supplemental agreements for matters not covered herein.

31.                               There shall be six copies of the Amendment No.3, with each Party and the JVC holding one copy, and the remaining will be filed with the relevant governmental authorities for record.

32.                               This Amendment No.3 is signed by the authorized representatives of Party A and Party B as of the date stated on the first page.

Party A:  Shanghai Traditional Chinese Medicine Co., Ltd.

/s/ Xu Qinfa
Authorized Representative Signature and Company Seal

Party B: Shanghai Hutchison Chinese Medicine (HK) Investment Limited

/s/ Simon To Chi Keung
Authorized Representative Signature and Company Seal)